Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-165047), Form S-4 (No. 333-120452), and Form S-8 (Nos. 33-42229, 333-64573, 333-30867, 333-74815, 333-37338, 333-75362, 333-110102, 333-126888, 333-162766, 333-168827, and 333-168829) of Masco Corporation of our report dated February __, 2011 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Detroit, Michigan
February 18, 2011